Exhibit 99.1

AGREEMENT TO FILE JOINT SCHEDULE 13D

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of the common stock of Sharing Services Global Corporation, a Nevada corporation. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: May 23, 2023	/s/ Heng Fai Ambrose Chan
	Name:	Heng Fai Ambrose Chan

Dated: May 23, 2023	Heng Fai Holdings Limited

	By:	/s/ Heng Fai Ambrose Chan
	Name:	Heng Fai Ambrose Chan
	Title:	Director

Dated: May 23, 2023	Alset Inc.

	By:	/s/ Heng Fai Ambrose Chan
	Name:	Heng Fai Ambrose Chan
	Title:	Executive Chairman

Dated: May 23, 2023	Alset International Limited

	By:	/s/ Heng Fai Ambrose Chan
	Name:	Heng Fai Ambrose Chan
	Title:	Executive Chairman

Dated: May 23, 2023	Global Biomedical Pte. Ltd.

	By:	/s/ Heng Fai Ambrose Chan
	Name:	Heng Fai Ambrose Chan
	Title:	Director